                   TECHNOLOGY FUNDING PARTNERS III, L.P.
TECHNOLOGY FUNDING VENTURE PARTNERS IV, An Aggressive Growth Fund, L.P. TECHNOLOGY FUNDING VENTURE PARTNERS V, An Aggressive Growth Fund, L.P.

                            CODE OF ETHICS
                       Adopted Under Rule 17j-1
                       Effective March 10, 2006

Technology Funding Partners III, L.P., Technology Funding Venture Partners IV, An Aggressive Growth Fund, L.P., Technology Funding Venture Partners V, An Aggressive Growth Fund, L.P. (each a "Fund" and collectively, the "Funds") are confident that their respective officers, directors, partners, employees and other persons involved with the Funds' business act with integrity and good faith. Each Fund recognizes, however, that personal interests may conflict with the Fund's interests where officers, directors, partners, employees and certain other persons:

    Know about the Fund's present or future portfolio transactions; or

    Have the power to influence the Fund's portfolio transactions; and

    Engage in securities transactions in their personal account(s).

In an effort to prevent conflicts of interest from arising, and in accordance with Rule 17j-1 under the Investment Company Act of 1940, each Fund has adopted this Code of Ethics (the "Code") to address transactions and conduct that may create conflicts of interest, establish reporting requirements, and create enforcement procedures. Definitions of underlined terms used throughout the Code are included in Appendix I.

I.  ABOUT THIS CODE OF ETHICS

    A.  Who is Covered by the Code?

        Each Fund's access persons are covered under this Code.
        Each Fund's access persons generally are:

         All directors and partners of the Fund,
         both interested and independent;

All Fund Officers;

All employees who, in connection with their regular duties, participate in the selection of the Fund's Securities, or have access to information regarding the Fund's purchase or sale of Securities; and

Natural persons in a control relationship to the Fund who obtain information concerning recommendations about the purchase or sale of a Security by the Fund ("Natural Control
Persons").

    B.  What Rules Apply to Me?

This Code sets forth specific prohibitions and restrictions. They apply to all access persons of a Fund except where otherwise noted. The Code also sets out reporting requirements for access persons. For the reporting requirements that apply to you, please refer to Parts A, B and C, as indicated below:

Independent Directors and Independent Partners Part A

Interested Directors, Interested Partners, Part B
Fund Officers, and employees with information access
Natural Control Persons Part C

II.  STATEMENT OF GENERAL PRINCIPLES

In recognition of the trust and confidence placed in a Fund by its shareholders, and because the Fund believes that its operations should benefit its shareholders, each Fund has adopted the following principles to be followed by its access persons:

A. The interests of the Fund's shareholders are paramount. You must place shareholder interests before your own.

B. You must accomplish all personal securities transactions in a manner that avoids any conflict (or the appearance of a conflict) between your personal interests and the interests of the Fund or its shareholders.

C. You must avoid actions or activities that allow (or appear to allow) you or your family to benefit from your position with the Fund, or that bring into question your independence or judgment.



III.  GENERAL PROHIBITION AGAINST FRAUD, DECEIT AND MANIPULATION

Access persons may not, in connection with the purchase or sale, directly or indirectly, of a Security held or to be acquired by a Fund (or any series thereof):

A.  Employ any device, scheme or artifice to defraud the Fund;

B. Make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

C. Engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Fund; or

D.   Engage in any manipulative practice with respect to the Fund.

IV.  PROHIBITIONS AND RESTRICTIONS FOR ACCESS PERSONS

A.  Blackout Period on Personal Securities Transactions

This restriction applies to: (i) access persons who, in connection with their regular duties, make, participate in, or obtain information regarding the purchase or sale of Securities by a Fund or whose functions relate to the making of any recommendations with respect to the purchases or sales and (ii)
Natural Control Persons.

These persons may not purchase or sell, directly or indirectly, any Security in which they have (or by reason of such transaction acquire) any beneficial ownership on the same day as the same (or a related) Security is being purchased or sold by a Fund (or any series thereof).

B.  Prohibition on Selling Recently Acquired Securities

This prohibition applies to: (1) access persons who, in connection with their regular duties, make, participate in, or obtain information regarding the purchase or sale of Securities by a Fund; or whose functions relate to the making of any recommendations with respect to the purchases or sales and (ii) Natural Control Persons. These persons may not sell a Security within 60 days of acquiring that Security.

C.  Pre-Approval for IPOs and Limited Offerings

This restriction applies to: (i) access persons who, in connection with their duties, make or participate in making recommendations regarding the purchase or sale of any securities by a Fund and (ii) Natural Control Persons. These persons must obtain approval from the Review Officer (as defined in Section VI below) before directly or indirectly acquiring beneficial ownership of any securities in an IPO or limited offering.

D.  Limits on Accepting or Receiving Gifts.

Access persons cannot accept or receive any gift of more than de minimis value from any person or entity in connection with a Fund's (or any series thereof) entry into a contract, development of an economic relationship, or other course of dealing by or on behalf of the Fund.

V.  REPORTING REQUIREMENTS

Subject to Section X hereof, access persons of a Fund must comply with the reporting requirements set forth in Parts A-C.

VI.  REVIEW AND ENFORCEMENT OF THE CODE

A.  Appointment of a Review Officer.

A review officer ("Review Officer") will be appointed by the Fund's Managing General Partner or Managing Member to perform the duties described herein.

B.  The Review Officer's Duties and Responsibilities.

(1) The Review Officer shall notify each person who becomes an access person of a Fund and who is required to report under this Code of Ethics of their reporting requirements no later than 10 days before the first quarter in which such person is required to begin reporting.

(2) The Review Officer will, on a quarterly basis, compare all reported personal securities transactions with a Fund's completed portfolio transactions and a list of Securities that were being considered for purchase or sale by a Fund's investment adviser(s) during the period to determine whether a Code violation may have occurred.
Before determining that a person has violated the Code, the Review Officer must give the person an opportunity to supply explanatory material.

(3) If the Review Officer finds that a Code violation has occurred, or believes that a Code violation may have occurred, the Review Officer must submit a written report regarding the possible violation, together with the confidential report and any explanatory material provided by the person, to the Managing General Partner or Managing Member and the legal counsel ("Counsel") for the Fund. The Managing General Partner or Managing Member and Counsel will determine whether the person violated the Code.

(4) No person is required to participate in a determination of whether he or she has committed a Code violation or discuss the imposition of any sanction against himself or herself.

(5) The Review Officer will submit his or her own reports, as may be required pursuant to Parts A-C hereof, to an Alternate Review Officer who shall fulfill the duties of the Review Officer with respect to the Review Officer's reports.

(6) The Review Officer will create a written report detailing any approval(s) granted to access persons for the purchase of securities offered in connection with an IPO or limited offering. The report must include the rationale supporting any decision to approve such a purchase.

C.  Resolution; Sanctions.

If the Managing General Partner or Managing Member and Counsel determine that a person has violated the Code pursuant to paragraph B. (3) above, the Managing General Partner or Managing Member will approve a proposed resolution of the situation and submit the proposed resolution, with a report on the violation, to the Board at the next regularly scheduled Board meeting unless, in the Managing General Partner or Managing Member sole discretion, circumstances warrant an earlier report. In lieu of proposing a resolution to the Board, the Managing General Partner or Managing Member may, if appropriate, impose upon the person a resolution and/or sanctions that the he deems appropriate.




VII.  ANNUAL WRITTEN REPORTS TO THE BOARD

At least annually, the Review Officer, investment adviser(s) and principal underwriter(s) (if required) will provide written reports to a Fund's Board as follows:

A. Issues Arising Under the Code. The reports must describe any issue(s) that arose during the previous year under the codes or procedures thereto, including any material code or procedural violations, and any resulting sanction(s).

B.  The Review Officer, Managing General Partner or Managing
Member, investment adviser(s) and principal underwriter(s) may report to the Board more frequently as they deem necessary or appropriate and shall do so as requested by the Board.

C. Certification. Each report must be accompanied by a certification to the Board that the Fund, investment adviser(s) and principal underwriter(s) have adopted procedures reasonably necessary to prevent their access persons from violating their respective code of ethics.

VIII.  INTERRELATIONSHIP WITH OTHER CODES OF ETHICS

A. General Principle: Overlapping Responsibilities. A person who is both an access person of a Fund and an access person of an investment adviser to or principal underwriter for a Fund is only required to report under and otherwise comply with the investment adviser's or principal underwriter's code of ethics, provided that such code has been adopted pursuant to and in compliance with Rule 17j-1. These access persons, however, remain subject to the principles and prohibitions in Sections
II and III hereof.

B. Procedures. Each such investment adviser and principal underwriter of a Fund must:

(1) Submit to the Board of the Fund a copy of its code of ethics adopted pursuant to or in compliance with Rule
17j-1;

(2) Promptly furnish to the Fund, upon request, copies of any reports made under its code of ethics by any person who is also covered by the Fund's Code; and

(3) Promptly report to the Fund in writing any material amendments to its code of ethics, along with the certification described under Section VII.C. above.

IX.  RECORDKEEPING

Each Fund will maintain the records set forth below. These records will be maintained in accordance with Rule 31a-2 under the 1940 Act and the following requirements. They will be available for examination by representatives of the Securities and Exchange
Commission and other regulatory agencies.

A. A copy of this Code and any other code adopted by a Fund, which is, or at any time within the past five years has been, in effect will be preserved in an easily accessible place.

B. A record of any Code violation and of any sanctions taken will be preserved in an easily accessible place for a period of at least five years following the end of the fiscal year in which the violation occurred.

C. A copy of each Quarterly Transaction Report, Initial Holdings Report, and Annual Holdings Report submitted under this Code, including any information provided in lieu of any such reports made under the Code (see Parts A-C for more information about reporting), will be preserved for a period of at least five years from the end of the fiscal year in which it is made, for the first two years in an easily accessible place.

D. A record of all persons, currently or within the past five years, who are or were required to submit reports under this Code, or who are or were responsible for reviewing these reports, will be maintained in an easily accessible place.

E. A copy of each annual report required by Section VII of this Code must be maintained for at least five years from the end of the fiscal year in which it is made, for the first two years in any easily accessible place.

F. A record of any decision, and the reasons supporting the decision, to approve the acquisition of securities acquired in an IPO or limited offering, for at least five years after the end of the fiscal year in which the approval is granted.


X.  MISCELLANEOUS

A. Confidentiality. All reports and other information submitted to a Fund pursuant to this Code will be treated as confidential, provided that such reports and information may be produced to the Securities and Exchange Commission and other regulatory agencies.

B. Interpretation of Provisions. The Board may from time to time adopt such interpretations of this Code as it deems appropriate.

C. Compliance Certification. Within 10 days of becoming an access person of a Fund, and each year thereafter, each such person must complete the Compliance Certification, attached as Appendix V.

Adopted this 11th day of  March, 2005.

                            PART A

           INDEPENDENT DIRECTORS AND INDEPENDENT PARTNERS

I.  QUARTERLY TRANSACTION REPORTS

(A) Subject to Section II. (B) below, each quarter, you must report all of your Securities transactions effected, as well as any securities accounts you established, during the quarter. You must submit your report to the Review Officer no later than 10 days after the end of each calendar quarter. A Quarterly Personal Securities Transactions Report Form is included as Appendix II.

(B) If you had no reportable transactions and did not open any securities accounts during the quarter, you are still required to submit a report. Please note on your report that you had no reportable items during the quarter, and return it, signed and dated.

(C) You need not submit a quarterly report if the report would duplicate information in broker trade confirmations or account statements received by the Fund, provided that all required information is contained in the broker trade confirmations or account statements and is received by the Review Officer no later than 10 days after the end of the calendar quarter. Please see the Review Officer for more information about this reporting mechanism.

II.  WHAT MUST BE INCLUDED IN YOUR QUARTERLY REPORTS?

(A) You must report all transactions in Securities that: (i) you directly or indirectly beneficially own or (ii) because of the transaction, you acquire direct or indirect beneficial ownership. You must also report any account you established during the quarter in which any securities were held for your direct or indirect benefit.

(B) Notwithstanding Section I above, reports of individual Securities transactions are required only if you knew at the time of the transaction, or in the ordinary course of fulfilling your official duties as a Trustee, director or partner should have known, that during the 15-day period immediately preceding or following the date of your transaction, the same Security was purchased or sold, or was being considered for purchase or sale, by the Fund (or any series thereof).

The "should have known" standard does not:

imply a duty of inquiry;

presume you should have deduced or extrapolated from discussions or memoranda dealing with the Fund's (or a series) investment strategies; or

impute knowledge from your awareness of the Fund's (or a series) portfolio holdings, market considerations, or investment policies, objectives and restrictions.

III.  WHAT MAY BE EXCLUDED FROM YOUR QUARTERLY REPORTS?

You are not required to detail or list the following items on your quarterly report:

(A) Purchases or sales effected for any account over which you have no direct or indirect influence or control;

(B) Purchases you made solely with the dividend proceeds received in a dividend reinvestment plan or that are part of an automatic payroll deduction plan, where you purchased a Security issued by your employer;

(C) Purchases effected on the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, as long as you acquired these rights from the issuer, and sales of such rights;

(D) Purchases or sales which are non-volitional, including purchases or sales upon the exercise of written puts or calls and sales from a margin account pursuant to a bona fide margin call; and

(E)  Purchases or sales of any of the following securities:

Direct obligations of the U.S. government;

Banker's acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

Shares issued by registered, open-end investment companies.

You may include a statement in your report that the report shall not be construed as your admission that you have any direct or indirect beneficial ownership in the Security included in the report.

                             PART B

    INTERESTED DIRECTORS, INTERESTED PARTNERS, FUND OFFICERS AND
                 EMPLOYEES WITH INFORMATION ACCESS

I.   REQUIRED REPORTS

(A)  Initial Holdings Report.

You must submit a listing of all Securities that you beneficially own, as well as all of your securities accounts, as of the date that you first become subject to this Code's reporting requirements. You must submit this list to the Review Officer within 10 days of the date you first become subject to this Code's reporting requirements. An Initial Holdings Report Form is attached as Appendix III.

(B)  Annual Holdings Report.

Each year, you must submit to the Review Officer a listing of all Securities you beneficially own, as well as all of your securities accounts. Your list must be current as of a date no more than 30 days before you submit the report. An Annual Holdings Report Form is attached as Appendix IV.

(C)  Quarterly Transaction Reports.

(1) Each quarter, you must report all of your Securities transactions effected, as well as any securities accounts you established, during the quarter. You must submit your report to the Review Officer no later than 10 days after the end of each calendar quarter. A Quarterly
Personal Securities Transactions Report Form is included as Appendix II.

(2) If you had no reportable transactions and did not open any securities accounts during the quarter, you are still required to submit a report. Please note on your report that you had no reportable items during the quarter, and return it, signed and dated.

(3)	You need not submit a quarterly report if the report
would duplicate information contained in broker trade confirmations or account statements received by the Fund, provided that all required information is contained in the broker trade confirmations or account statements and is received by the Review Officer no later than 10 days after the end of the calendar quarter. Please see the Review Officer for more information about this reporting mechanism.


II.  WHAT MUST BE INCLUDED IN YOUR REPORTS?

You must report all transactions in Securities that: (i) you directly or indirectly beneficially own; or (ii) because of the transaction, you acquire direct or indirect beneficial ownership. You must also report all of your accounts in which any securities were held for your direct or indirect benefit.

III.  WHAT MAY BE EXCLUDED FROM YOUR REPORTS?

You are not required to detail or list the following items on your reports:

(A) Purchases or sales effected for any account over which you have no direct or indirect influence or control;

(B) Purchases you made solely with the dividend proceeds received in a dividend reinvestment plan or that are part of an automatic payroll deduction plan, where you purchased a Security issued by your employer;

(C) Purchases effected on the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, as long as you acquired these rights from the issuer, and sales of such rights;

(D) Purchases or sales which are non-volitional, including purchases or sales upon the exercise of written puts or calls and sales from a margin account pursuant to a bona fide margin call; and

(E)  Purchases or sales of any of the following securities:

Direct obligations of the U.S. government;

Banker's acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

Shares issued by registered, open-end investment companies.

You may include a statement in your report that the report shall not be construed as your admission that you have any direct or indirect beneficial ownership in the Security included in the report.

                                PART C

                        NATURAL CONTROL PERSONS

I.   REQUIRED REPORTS

(A)  Initial Holdings Report.

You must submit a listing of all Securities you beneficially own, as well as all of your securities accounts, as of the date that you first become subject to this Code's reporting requirements. You must submit this list to the Review Officer within 10 days of the date you first become subject to this Code's reporting requirements. An Initial Holdings Report Form is attached as Appendix III.

(B)  Annual Holdings Report.

Each year, you must submit to the Review Officer a listing of all Securities you beneficially own, as well as all of your securities accounts. Your list must be current as of a date no more than 30 days before you submit the report. An Annual Holdings Report Form is attached as Appendix IV.

(C)  Quarterly Transaction Reports.

(1) Each quarter, you must report all of your Securities transactions effected, as well as any securities accounts you established, during the quarter. You must submit your report to the Review Officer no later than 10 days after the end of each calendar quarter. A Quarterly
Personal Securities Transactions Report Form is included as Appendix II.

(2) If you had no reportable transactions and did not open any securities accounts during the quarter, you are still required to submit a report. Please note on your report that you had no reportable items during the quarter, and return it, signed and dated.

(3) You need not submit a quarterly report if the report would duplicate information contained in broker trade confirmations or account statements received by the Fund, provided that all required information is contained in the broker trade confirmations or account statements and is received by the Review Officer no later than 10 days after the end of the calendar quarter. Please see the Review Officer for more information about this reporting mechanism.


II.  WHAT MUST BE INCLUDED IN YOUR REPORTS?

You must report all transactions in Securities that: (i) you directly or indirectly beneficially own; or (ii) because of the transaction, you acquire direct or indirect beneficial ownership. You must also report all of your accounts in which any securities were held for your direct or indirect benefit.

III.  WHAT MAY BE EXCLUDED FROM YOUR REPORTS?

You are not required to detail or list the following items on your reports:

(A) Purchases or sales effected for any account over which you have no direct or indirect influence or control;

(B) Purchases you made solely with the dividend proceeds received in a dividend reinvestment plan or that are part of an automatic payroll deduction plan, where you purchased a Security issued by your employer;

(C) Purchases effected on the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, as long as you acquired these rights from the issuer, and sales of such rights;

(D) Purchases or sales which are non-volitional, including purchases or sales upon the exercise of written puts or calls and sales from a margin account pursuant to a bona fide margin call; and

(E)  Purchases or sales of any of the following securities:

Direct obligations of the U.S. government;

Banker's acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

Shares issued by registered, open-end investment companies.

You may include a statement in your report that the report shall not be construed as your admission that you have any direct or indirect beneficial ownership in the Security included in the report.

                           APPENDIX I

                           DEFINITIONS

                          General Note

The definitions and terms used in this Code of Ethics are intended to mean the same as they do under the 1940 Act and the other federal securities laws. If a definition hereunder conflicts with the definition in the 1940 Act or other federal securities laws, or if a term used in this Code is not defined, you should follow the definitions and meanings in the 1940 Act or other federal securities laws, as applicable.

Access person means:

any director, partner or officer of a Fund;

any employee of a Fund (or of any company in a control relationship to the fund) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Securities by the Fund or whose functions relate to the making of any recommendations with respect to the purchases or sales; and

any natural person in a control relationship to a Fund who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of securities by the Fund.

Beneficial ownership means the same as it does under Section 16 of the Securities Exchange Act of 1934 and Rule 16a-1(a)(2) thereunder. You should generally consider yourself the "beneficial owner" of any securities in which you have a direct or indirect pecuniary interest. In addition, you should consider yourself the beneficial owner of securities held by your spouse, your minor children, a relative who shares your home, or other persons by reason of any contract, arrangement, understanding or relationship that provides you with sole or shared voting or investment power.

Control means the same as it does under Section 2(a)(9) of the 1940 Act.
Section 2(a)(9) provides that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of 25% or more of a company's outstanding voting securities is presumed to give the holder of such securities control over the company. The facts and circumstances of a given situation may counter this presumption.

Fund Officers' means any person lawfully elected by the Board and authorized to act on behalf of the Fund. As of March 12, 2004, there are no Fund Officers.

High quality short-term debt instrument means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization (e.g., Moody's Investors Service).

Independent Director and Independent Partner means a director or partner, respectively of a Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the 1940 Act. As of March 12, 2004, each Fund's Independent Directors and Independent
Partners are:

Technology Funding Partners III, LP
        G. Whitney Baines
          Michael Tempesta
          A. Logan Craft

Technology Funding Venture Partners IV, An Aggressive Growth Fund, LP
        John Patrick O'Grady
          D.W. Frommer II
          John Muncaster

Technology Funding Venture Partners V, An Aggressive Growth Fund, LP
        Ben H. Crawford
        Harry E. Kitch
        Richard A. Marcum


IPO (Initial Public Offering) means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of
Section 13 or Section 15(d) of the Securities Exchange Act of 1934.

Interested Director and Interested Partner means a director or partner, respectively of a Fund who is an "interested person" of the Fund within the meaning of Section 2(a)(19) of the 1940 Act. As of March 12, 2004 each Fund's Interested Directors and Interested Partners are:

Technology Funding Ltd.
Charles R. Kokesh

Technology Funding Inc.
Charles R. Kokesh
Peter F. Bernardoni

Limited offering means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2), Section 4(6), Rule 504, Rule 505 or Rule 506 (e.g., private placements).

Purchase or sale of a Security includes, among other things, the writing of an option to purchase or sell a Security.

Security means the same as it does under Section 2(a)(36) of the 1940 Act, except that it does not include direct obligations of the U.S. government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments, including repurchase agreements, or shares issued by registered, open-end investment companies.

A Security held or to be acquired by a Fund (or a series thereof) means:
(A) any Security that within the most recent 15 days (i) is or has been held by the Fund; or (ii) is being or has been considered by the Fund's adviser for purchase by the Fund; and (B) any option to purchase or sell, and any security convertible into or exchangeable for, any Security.

A Security is being purchased or sold by a Fund (or a series thereof) from the time a purchase or sale program has been communicated to the person who places buy and sell orders for the Fund until the program has been fully completed or terminated.

A Security is being considered for purchase by a Fund (or a series thereof) when a Security is identified as such by the investment adviser(s) to the Fund



                              APPENDIX V

                       COMPLIANCE CERTIFICATION

                        INITIAL CERTIFICATION

I certify that I:
(i)   have received, read and reviewed the Code of Ethics;
(ii)  understand the policies and procedures in the Code;
(iii) recognize that I am subject to such policies and procedures;
(iv)  understand the penalties for non-compliance;
(v)   will fully comply with the Code of Ethics; and
(vi)  have fully and accurately completed this Certificate.

Signature: Name: ____________________________________________________

Date Submitted: _____________________________________________________

Date Due: ___________________________________________________________

ANNUAL CERTIFICATION

I certify that I:
(i)   have received, read and reviewed the Code of Ethics;
(ii)  understand the policies and procedures in the Code;
(iii) recognize that I am subject to such policies and procedures;
(iv)  understand the penalties for non-compliance;
(v) have complied with the Code of Ethics and any applicable reporting requirements during this past year;
(vi) have fully disclosed any exceptions to my compliance with the Code below;
(vii) will fully comply with the Code of Ethics; and
(vi)  have fully and accurately completed this Certificate.

EXCEPTION(S):
______________________________________________________________________

Signature:____________________________________________________________

Name:_________________________________________________________________

Date Submitted:_______________________________________________________

Date Due:_____________________________________________________________


Technology Funding Venture Partners V, L.P.
(a Delaware limited partnership)

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